EXHIBIT 23.1
CERTIFIED PUBLIC ACCOUNTANTS

Joseph E. Brueggen Kevin L. Fosbenner Edward W. Granger Rebecca A. Hembree Joseph W. Hornick Kevin D. Howard Van R. Oliver ______ Of Counsel Kenneth L. Carney H. Kirby Smith	5100 N. Brookline Ave., Suite 1000
Oklahoma City, OK 73112-3627
BUS: (405) 272-1040
FAX: (405) 235-6180
1-800-570-1040
______

5 S. Commerce, Suite 33
Ardmore, OK 73401-3924
BUS: (580) 226-1227
FAX: (580) 226-1229
1-866-570-1040
______

www.smithcarney.com
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statements on Form S-3 of our report dated February 27, 2009, except for Note B which is dated March 16, 2010, with respect to the consolidated balance sheet of GMX Resources Inc. and Subsidiaries as of December 31, 2008 and the related consolidated statements of operations, changes in equity, comprehensive income/(loss) and cash flows for each of the two years in the period ended December 31, 2008, which report appears in the December 31, 2009, Annual Report (Form 10-K) of GMX Resources Inc. and Subsidiaries and to the reference to us under the heading “Experts” in such Registration Statement.
/s/ Smith, Carney & Co., p.c.
Oklahoma City, OK
January 3, 2011
Member American Institute of Certified Public Accountants
Member AICPA Peer Review Program
PCAOB Registered Firm